As filed with the Securities and Exchange Commission on July 21, 1998
                                                 Registration No. 333-18243
-------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                  POST EFFECTIVE AMENDMENT NO. 1 ON FORM S-3 TO

                              FORM SB-2 ON FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            QUESTRON TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                23-2257354
     (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization)               Identification No.)

           6400 Congress Avenue, Suite 200A, Boca Raton, Florida 33487
                                 (561) 241-5251
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                               DOMINIC A. POLIMENI
                 Chairman, President and Chief Executive Officer
           6400 Congress Avenue, Suite 200A, Boca Raton, Florida 33487
                                 (561) 241-5251
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                            LUKE P. IOVINE, III, ESQ.
                                Battle Fowler LLP
                                Park Avenue Tower
                               75 East 55th Street
                            New York, New York 10022
                                 (212) 856-7000

          Approximate date of commencement of proposed sale to the public: From time to time after this post-effective amendment to the Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(c) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This registration statement covers the offering by Questron Technology, Inc. (the "Company") and by certain selling securityholders (the "Selling Securityholders") of certain securities of the Company. The primary prospectus included herein (the "Primary Prospectus") covers the registration by the Company of: (i) up to 1,150,000 shares of common stock (the "Common Stock"), par value $.001 per share, of the Company (the "Company Shares"), issuable upon exercise of a like number of Series IV Common Stock Purchase Warrants of the Company (the "Series IV Warrants") at an exercise price of $5.75 per share, subject to certain adjustments; (ii) up to 1,500,000 shares of Common Stock (the "Third Party Shares") issuable upon exercise of a like number of Series IV Warrants which were sold by one of the Selling Securityholders to third parties (the "Third Party Warrants") at an exercise price of $5.75 per share, subject to certain adjustments; and (iii) up to 1,250,000 shares of Common Stock (the "Selling Securityholder Shares"), issuable upon exercise of a like number of Series IV Common Stock Purchase Warrants held by the Selling Securityholders (the "Selling Securityholder Warrants" and, together with the Series IV Warrants and the Third Party Warrants, the "Warrants") at an exercise price of $5.75 per share, subject to certain adjustments, are covered under the Primary Prospectus. In addition, the Company is registering, on behalf of the Selling Securityholders, under an alternate prospectus (the "Alternate Prospectus") the Selling Securityholder Warrants. The Primary Prospectus and the Alternate Prospectus will be identical, with the exception of the following alternate pages for the Alternate Prospectus: the front and back cover pages, and the sections entitled "Prospectus Summary--The Offering," "Plan of Distribution" and "Concurrent Sales." In addition, the section entitled "Selling Securityholders" will be added to the Alternate Prospectus. Furthermore, all references contained in the Alternate Prospectus and the Primary Prospectus to the "Offering" shall refer to the Company's offering under the Primary Prospectus.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   Subject to Completion, dated July 21, 1998

                            QUESTRON TECHNOLOGY, INC.

                        3,900,000 Shares of Common Stock

          This Prospectus relates to the possible issuance by Questron Technology, Inc., a Delaware corporation ("Questron" or the "Company"), from time to time on a continuous basis of: (i) up to 1,150,000 shares of common stock (the "Common Stock"), par value $.001 per share, of the Company (the "Company Shares") issuable upon exercise of a like number of Series IV Common Stock Purchase Warrants of the Company (the "Series IV Warrants") at an exercise price of $5.75 per share, subject to certain adjustments; (ii) up to 1,500,000 shares of Common Stock (the "Third Party Shares") issuable upon exercise of a like number of Series IV Warrants which were sold by one of the Selling Securityholders to third parties (the "Third Party Warrants") at an exercise price of $5.75 per share, subject to certain adjustments; and (iii) up to 1,250,000 shares of Common Stock (the "Selling Securityholder Shares") issuable upon exercise of a like number of Series IV Common Stock Purchase Warrants held by the Selling Securityholders (the "Selling Securityholder Warrants" and, together with the Series IV Warrants and the Third Party Warrants, the "Warrants") at an exercise price of $5.75 per share, subject to certain adjustments. On March 10, 1997, the Company completed an offering of 1,150,000 Units at a price of $6.00 per Unit which was covered by the registration statement of which this Prospectus forms a part. Each Unit consisted of one share of Series B Convertible Preferred Stock, par value $.01 per share, of the Company (the "Series B Preferred Stock"), and one redeemable Series IV Warrant. See "CONCURRENT SALES."

          The Common Stock is included for quotation on The Nasdaq SmallCap Market ("Nasdaq") under the symbol "QUST" and the Warrants are included for quotation on Nasdaq under the symbol "QUSTW". Other than the exercise price of $5.75 per share of Common Stock issued upon exercise of the Warrants, the Company will not receive proceeds from the sale of the Warrants or underlying shares of Common Stock. See "USE OF PROCEEDS" and "PLAN OF DISTRIBUTION."

              -----------------------------------------------------


          AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS," WHICH BEGINS ON PAGE 3, FOR IMPORTANT INFORMATION WHICH SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND THE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE COMPANY MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE COMPANY IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

              -----------------------------------------------------

                  The date of this Prospectus is July   , 1998.

                       NOTE ON FORWARD LOOKING STATEMENTS

          Certain information set forth or incorporated by reference herein includes "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and is subject to certain risks and uncertainties including those identified herein under the caption "Risk Factors" and those included under the same caption in the Company's reports filed pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). When used in this registration statement on Form S-3 (the "Registration
Statement") and the documents incorporated herein by reference, the words "believes," "anticipates," "expects," and similar expressions may identify in certain circumstances forward looking statements. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected, including the risks described in the "Risk Factors" section. Investors are cautioned not to place undue reliance on these statements, which are made as of the date hereof. The Company undertakes no obligation to release any revisions to these forward looking statements to reflect events or circumstances after the date hereof or to reflect unanticipated events or developments.

                              AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files periodic reports and other information with the Securities and Exchange Commission (the "Commission"). As permitted by the rules and regulations of the Commission, this Prospectus, which constitutes part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits and undertakings contained therein, to which reference is hereby made. Statements made in this Prospectus or in any document incorporated or deemed to be incorporated by reference herein as to the contents of any contract, agreement or other document referred to are not necessarily complete and with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Any interested parties may inspect the Registration Statement, the exhibits and schedules forming a part thereof and the reports, proxy statements and other information filed by the Company at the public reference facilities maintained by the Commission in Washington, D.C., Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and may obtain copies of all or any part of such documents from the Commission upon payment of the fees prescribed by the Commission. Such documents also are available for inspection and copying at prescribed rates at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048; the Citicorp Center, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661-2511; 1301 California Street, Suite 4800, Denver, Colorado 80202- 2648; and 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648. Copies of such materials can also be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. The Company's Common Stock and Warrants are included for quotation on the National Association of Securities Dealers, Inc. Automated Quotation System, SmallCap Market System, and copies of the foregoing materials and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006. In addition, registration statements and other documents and reports that are filed electronically through the Electronic Data Gathering, Analysis and Retrieval System (including the Registration Statement) are publicly available through the Commission's web site on the Internet at http://www.sec.gov.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act (File No. 0-13324), are hereby incorporated by reference into the Registration Statement:

         (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997;

         (b) the Company's Quarterly Report on Form 10-QSB for the three months ended March 31, 1998;

         (c) the Company's Current Report on Form 8-K, filed on October 7, 1997, related to the acquisition of California Fasteners, Inc.; and

         (d) the Company's Current Report on Form 8-K/A, filed on December 5, 1997, relating to the acquisition of California Fasteners, Inc.

          All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offerings to which this Prospectus relates shall be deemed to be incorporated by reference and a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in any applicable Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, upon written or oral request, a copy of any or all documents referred to above which have been incorporated in this Prospectus by reference, other than exhibits to such documents. Requests for such copies should be directed to Office of the Secretary, Questron Technology, Inc., 6400 Congress Avenue, Suite 200A, Boca Raton, Florida 33487 (telephone number: (561) 241-5251).

                               PROSPECTUS SUMMARY

          The following summary is qualified in its entirety by the more detailed descriptions and the financial information and statements, and the notes in such documents, included elsewhere and incorporated by reference in this Prospectus. Unless the context otherwise requires, as used herein (i) the terms "Company" or "Questron" include Questron Technology, Inc. and its direct and indirect subsidiaries, including Questron Distribution Logistics, Inc. ("QDL"), and (ii) the term "QDL" includes Questron Distribution Logistics, Inc. (formerly named Quest Electronic Hardware, Inc.) and its subsidiaries, (a) California Fasteners, Inc. ("CalFast") and (b) Comp Ware, Inc., doing business as Webb Distribution ("Webb").

                                   The Company

          Questron is a value-added distributor of fasteners (e.g., nuts, bolts and screws) and other low cost, high volume related products (commonly referred to as "C Items"), and a leading provider of customized inventory logistics management ("ILM") solutions to original equipment manufacturers ("OEMs"). The Company's ILM services are provided through QDL and include in-plant bin-stock replenishment, kitting, technical support, quality assurance and other similar programs and services in response to the growing trend of OEMs to outsource the materials management functions associated with C Items. Inventory items classified as C Items generally are relatively low in value compared with the value of the end product being made by the OEM, are complex due to the multiplicity and volume of parts, and are labor intensive in the preparation for the production line. In providing ILM services, the Company serves as the supply chain manager of C Items for most of its OEM customers, enabling such customers to (i) eliminate process costs relating to the planning, purchasing and expediting of such parts, (ii) reduce carrying costs, including labor, financing and overhead charges, (iii) reduce parts shortages, which can lead to costly production line stoppages, (iv) reduce product costs, (v) consolidate their supplier base, and (vi) potentially consolidate the number of parts used. Questron employs state-of-the-art technology in managing C Items from procurement to direct deployment on the manufacturing floor, including a fully integrated on-line real-time computer system that links all of the Company's sales and distribution centers, offering electronic data interchange, bar coding, consolidated billing options and "just in time" delivery programs. Questron is also a master distributor of fasteners and a distributor of lithium batteries, battery packs and assemblies.

          The Company serves more than 4,000 customers, including computer and computer networking, telecommunications, semiconductor fabrication equipment, medical electronics, contract manufacturing, consumer products and industrial equipment manufacturing companies. The Company supplies a wide range of products which include fasteners, spacers and standoffs, plastic components, cable ties and accessories, drawer slides, connectors, design/prototype components, lithium batteries and customized battery packs and assemblies. Within the ILM market, the Company concentrates on customers that produce high-end products with significant product sophistication. The Company operates 11 facilities in seven states and seeks to continue its expansion through both internal and external growth.

          Questron was incorporated in Delaware in 1983. The name was changed to Questron Technology, Inc. in 1996 to better reflect its principal business of supplying low-technology products to high-technology industries and other industrial businesses. The Company, with its subsidiaries, currently has approximately 130 employees. The Company's executive offices are located at 6400 Congress Avenue, Suite 200A, Boca Raton, Florida 33487 and its telephone number is (561) 241-5251.

                              Pending Acquisitions

          The Company has signed an agreement of sale to acquire Fas-Tronics, Inc. ("Fas-Tronics"), a privately owned corporation which is a value-added distributor of fasteners and other related C Items, primarily to manufacturers in the commercial aerospace industry, located in the Dallas-Fort Worth area. The purchase price is $9.5 million of which $7.0 million is payable in cash and $2.5 million is payable in Common Stock. In addition there is deferred purchase price of up to $3.0 million payable in cash and Common Stock, subject to the achievement of certain operating income levels for the year ended December 31, 1998.

          The Company has also signed an agreement of sale to acquire Fortune Industries, Inc. ("Fortune"), a privately owned corporation which is a value-added distributor of fasteners and other related C Items with a primary focus on aerospace defense contractors, located in the Dallas-Fort Worth area. The purchase price is $12.5 million of which $9.3 million is payable in cash and $3.2 million is payable in Common Stock. In addition there is deferred purchase price of up to $2.0 million payable in cash and Common Stock, subject to the achievement of certain operating income levels for the year ended December 31, 1998.

          These pending acquisitions are subject to completion of customary closing conditions (including the satisfactory completion by the Company of its due diligence investigation and financing) and, as a result, no assurance can be given that these, or any other acquisitions will be completed.

                                  The Offering

Securities Offered........................................ 3,900,000 shares of Common Stock

Use of Net Proceeds....................................... To the extent that any of the Warrants are exercised for shares of Common Stock, the
                                                           Company anticipates that the proceeds
                                                           therefrom will be used for working capital
                                                           purposes.  See "USE OF PROCEEDS."

Nasdaq Symbol--Common Stock .............................. QUST

Nasdaq Symbol--Warrants................................... QUSTW

                                       -6-

                                  RISK FACTORS

          Investment in the securities offered hereby involves a substantial degree of risk. Prospective investors should carefully consider, in addition to matters set forth elsewhere in this Prospectus, the following factors relating to the business of the Company and this Offering. Prospective investors should carefully review all risk factors. Such information is presented as of the date hereof and is subject to change, completion or amendment without notice.


Dependence Upon Major Customers

          The Company has developed a customer base consisting of over 4,000 active customers. Over 95% of the Company's sales are recurring sales to existing customers. For the year ended December 31, 1997, the Company had two customers each of which accounted for 10% or more of its sales, with no one customer contributing more than 16%. These sales arrangements are terminable upon short notice and none of these customers is obligated to continue to use the services, or acquire the products, of the Company at all or at existing prices. The dependence on major customers subjects the Company to significant financial risk in the operation of its business should a major customer terminate, for any reason, its business relationship with the Company. The Company maintaining such customer relationships and building new customer relationships is dependent, among other things, upon the Company's ability to maintain high quality standards and competitive prices, and there can be no assurance that the Company will be able to achieve such objectives. The loss of a major customer could have a material adverse effect on the Company's financial condition, liquidity and results of operations.

Possible Need for Additional Financing

          The Company intends to fund its operations and other capital needs substantially from operations and available borrowings under the Company's credit agreement with a bank; however there can be no assurance that such funds will be sufficient for these purposes. In the event that the Company needs additional financing to fund its operations and capital needs or to finance future acquisitions, there can be no assurance that such financing will be available, or that it will be available on acceptable terms resulting in the risk that such financing will have a material adverse effect on the Company's financial condition, liquidity and results of operations.

Dependence on Key Management

          The success of the Company depends upon the efforts, abilities and expertise of its executive officers and other senior managers, including Dominic
A. Polimeni, its Chairman, President and Chief Executive Officer, as well as the presidents of the Company's operating units. The loss of the services of such individuals and/or other key individuals could have a material adverse effect on the Company's financial condition, liquidity and results of operations.

Requirements of Current Prospectus and State Blue Sky Registration in Connection with the Exercise of the Warrants which May Not Be Exercisable and May Therefore Be Valueless

          The Company will be able to issue the shares of its Common Stock upon the exercise of the Warrants only if (i) there is a current prospectus relating to the securities offered hereby under an effective registration statement filed with the Commission and (ii) such Common Stock is, to the extent required, then qualified for sale or exempt therefrom under applicable state securities laws of the jurisdictions in which the various holders of Warrants reside. There can be no assurance, however, that the Company will be successful in maintaining a current registration statement. In addition, the Company intends to qualify the sale of the Warrants in a limited number of states, although certain exemptions under certain state securities ("Blue Sky") law may permit the Warrants to be transferred to purchasers in states other than those in which the Warrants were initially qualified. The Company will be prevented, however, from issuing Common Stock upon exercise of the Warrants in those states where exemptions are unavailable and the Company has failed to qualify the Common Stock issuable upon exercise of the Warrants. The Company may decide not to seek, or may not be able to obtain qualification of the issuance of such Common Stock in all of the states in which the ultimate purchasers of the Warrants reside. In such a case, the Warrants of those purchasers will expire and have no value if such warrants cannot be exercised or sold. Accordingly, the market for the Warrants may be limited because of the Company's obligation to fulfill both of the foregoing requirements.

Risks Associated with Acquisitions

          Prior to March 1997, the Company derived its revenues primarily through its wholly-owned subsidiary, Quest Electronic Hardware, Inc. (now known as Questron Distribution Logistics, Inc.). Subsequent to March 1997, the Company has acquired Compware, Inc., doing business as Webb Distribution, California Fasteners, Inc., Integrated Material Systems, Inc. and Power Components, Inc. The Company has integrated such acquisitions, which account for approximately 65% of the Company's revenues for the quarter ended March 31, 1998. Such businesses may have characteristics or deficiencies unknown to the Company affecting their value or potential. In addition, the integration of these companies could divert management's attention from the daily operation of the Company, require additional management, operational and financial resources, and place significant demands on the Company's management and infrastructure. No assurance can be given that the Company will be able to succeed with such integration or effectively manage newly acquired businesses or that such businesses will perform as expected. In addition, there can be no assurance that the acquired companies will not have additional liabilities or contingencies that were unanticipated by the Company at the time of the acquisitions. A primary element of the Company's growth strategy is to continue to pursue strategic acquisitions that expand and complement the Company's business. The Company regularly reviews various strategic acquisition opportunities and periodically engages in discussions regarding such possible acquisitions. There can be no assurance that the Company will be able to identify additional acquisition candidates on terms acceptable to the Company or in a timely manner, enter into acceptable agreements or close any such transactions. There can also be no assurance that the Company will be able to continue to execute its acquisition strategy, and any failure to do so could have a materially adverse effect on the Company's ability to sustain growth.

Risks Associated with Rapid Growth

          The Company has experienced rapid growth since 1995 which has placed significant demands on its administrative, operational and financial resources. The Company intends to seek to continue such growth, which could place additional demands on its resources. Future internal growth will depend on a number of factors, including the effective and timely initiation and development of customer relationships, the Company's ability to maintain the quality of services it provides to its customers and the recruitment, motivation and retention of qualified personnel. Sustaining growth will also require the implementation of enhancements to its operational and financial systems and will require additional management, operational and financial resources. There can be no assurance that the Company will be able to manage its expanding operations effectively or that it will be able to maintain or accelerate its growth, and any failure to do so could have a materially adverse effect on the Company's business, results of operations and financial condition.

Dependence on Third-Party Suppliers and Manufacturers

     The Company purchases substantially all of its products, principally fasteners and other related C Items, from third-party suppliers and manufacturers. Management believes that there are numerous available sources of supply for required products. However, while the Company currently maintains alternative sources for products, the Company's businesses are subject to the risk of price fluctuations, different product performance and quality, and periodic delays in the delivery of certain specialty fasteners and other products. Failure by certain suppliers to continue to supply the Company with products on commercially reasonable terms, or at all, may have a material adverse effect on the Company's operations and financial condition.

Substantial Competition

          The market for the Company's products is highly competitive, and the Company encounters substantial competition from domestic distributors. Certain of the Company's competitors are large companies that have greater financial resources and technical expertise than the Company and may offer lower prices on competing products. In addition, such competitors may have substantially greater managerial capabilities than the Company and, consequently, the Company may be at a substantial competitive disadvantage in the conduct of its business. Furthermore, the potential growth of the market in which the Company competes may attract new entrants as they perceive opportunities. There can be no assurance that the Company will be able to compete successfully with its existing competitors or with new competitors. Failure to compete successfully could have a material adverse effect on the Company's financial condition, liquidity and results of operations.

Exercise of Warrants May Have Dilutive Effect on Market

          The Warrants will provide, during their term, an opportunity for the holder to exercise the Warrants and profit from a rise in the market price of the Common Stock, of which there is no assurance, with resulting dilution in the ownership interest in the Company held by the then present stockholders. Holders of the Warrants most likely would exercise the Warrants and purchase the underlying Common Stock at a time when the Company may be able to obtain capital on terms more favorable than those provided by such Warrants, in which event the terms on which the Company may be able to obtain additional capital would be affected adversely.

Release of Lock-Up May Adversely Affect the Market

          The Registration Statement of which this Prospectus is a part also covers the offering of 1,250,000 Series IV Warrants, which are being offered by the Selling Securityholders. The securities held by the Selling Securityholders may be sold commencing 18 months from March 4, 1997 (the date of the Company's final prospectus to which this post-effective amendment relates) subject to earlier release at the sole discretion of the Underwriter. In other offerings where the underwriter for such offering (the "Underwriter") has acted as the managing underwriter, it has released similar restrictions applicable to selling securityholders prior to the expiration of the lock-up period. Certificates evidencing these securities will bear a legend reflecting such restrictions. The resale of the securities held by the Selling Securityholders is subject to prospectus delivery and other requirements of the Securities Act of 1933, as amended (the "Securities Act"). Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby.

No Assurance of Future Profitability or Payment of Dividends

          No assurance can be given that the future operations of the Company or its subsidiaries will be profitable. Should the operations of the Company or its subsidiaries remain profitable, it is likely that the Company or its subsidiaries would retain much or all of the earnings in order to finance future growth and expansion. Therefore, the Company does not presently intend to pay dividends on its Common Stock.

Risks Associated with Year 2000

          The Company has addressed the impact of the year 2000 on its information systems in order to ensure that its network, computer systems and software will manage and manipulate data involving the transition of dates from 1999 to 2000 without functional or data abnormality and without inaccurate results related to such data. The Company does not expect year 2000 compliance costs to have a material adverse impact on the Company's business or results of operations. No assurance can be given, however, that unanticipated or undiscovered year 2000 compliance problems will not have a material adverse effect on the Company's business or results of operations. In addition, if the Company's clients or significant suppliers and contractors do not successfully achieve year 2000 compliance, the Company's business and results of operations could be adversely affected, resulting from, among other things, the Company's inability to properly exchange and/or receive data.

Product Liability; Claims Exposure

          The Company maintains product liability insurance to protect it from such liabilities; however, no assurance can be given that claims will not arise in the future or that such insurance coverage will be adequate. Additionally, there can be no assurance that insurance coverage can be maintained in the future at an acceptable cost. Any such liability not covered by insurance, or for which third party indemnification is not available, could have a material adverse effect on the Company's results of operation and financial condition.

                                 USE OF PROCEEDS

          To the extent any of the Warrants are exercised for shares of Common Stock, the Company anticipates that the proceeds therefrom will be used for working capital purposes. If all of the Warrants were exercised, the Company would receive $22,425,000 in proceeds from the sale of the Warrants.

                              PLAN OF DISTRIBUTION

          In the event that the Company receives proceeds from the exercise of the Warrants, such funds will be used for general working capital purposes. There can be no assurance that any of the Warrants will be exercised.

                            DESCRIPTION OF SECURITIES

          The authorized capital stock of the Company consists of 20,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, of which (i) 10,000 shares have been designated as Series A Cumulative Convertible Preferred Stock (the "Series A Cumulative Preferred Stock"), (ii) 900,000 shares have been designated as Series A Preferred Stock (the "Series A Preferred Stock"), and
(iii) 1,250,000 shares have been designated as Series B Preferred Stock. There are (i) 3,799,301 shares of Common Stock issued and outstanding, (ii) no shares of Series A Cumulative Preferred Stock outstanding, (iii) no shares of Series A Preferred Stock outstanding, (iv) 1,150,000 shares of Series B Preferred Stock issued and outstanding and (v) 3,900,000 Warrants issued and outstanding.

Common Stock

          The shares of Common Stock currently outstanding are validly issued, fully paid and non-assessable. Each holder of Common Stock is entitled to one vote for each share owned of record on all matters voted upon by the stockholders, and a majority vote is required for action to be taken by the stockholders, except that a plurality vote is required for the election of directors. In the event of a liquidation, dissolution or winding-up of the Company, the holders of Common Stock are entitled to share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding preferred stock. The holders of the Common Stock have no preemptive rights or cumulative voting rights and there are no redemption, sinking fund or conversion provisions applicable to the Common Stock.

          Holders of Common Stock are entitled to receive dividends if, as and when, declared by the Board of Directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may be issued.

          As of July 2, 1998, 3,799,301 shares of Common Stock were issued and outstanding.

Preferred Stock

          The Company's Certificate of Incorporation provides that the Company may, by vote of the Board of Directors of the Company, issue preferred stock in one or more series having the rights, preferences, privileges and restrictions thereon, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or designation of such series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others. Upon conversion of all of the 1,150,000 shares of Series B Preferred Stock on or after the Conversion Date (as defined below), up to 10,000,000 shares of Preferred Stock may be issued from time to time in one or more series.

          Based on the Company's amended certificate of designation, dated June 30, 1998 and approval of the Company's shareholders, each share of Series B Preferred Stock was automatically converted without any action on the part of the Company or the holder thereof into 1.4375 shares of Common Stock on July 2, 1998 (the "Conversion Date"). As of the close of business on July 2, 1998, there were no shares of Series B Preferred Stock issued and outstanding.

Warrants

          The Company currently has 3,900,000 Warrants issued and outstanding. Each Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $5.75 per share, subject to certain adjustments.

          Warrants only can be exercised when there is a current effective registration statement covering the shares of Common Stock underlying the Warrants. If the Company does not or is unable to maintain a current effective registration statement, the Warrant holders will be unable to exercise the Warrants and the Warrants may become valueless. Moreover, if the shares of Common Stock underlying the Warrants are not registered or qualified for sale in the state in which a Warrant holder resides, such holder might not be permitted to exercise the Warrants.

          Holders of the Warrants are protected against dilution of the equity interest represented by the underlying shares of Common Stock upon the occurrence of certain events, including, but not limited to, the issuance of stock dividends other than dividends paid in respect of the Series B Preferred Stock. If the Company merges, reorganizes or is acquired in such a way as to terminate the Warrants, the Warrants may be exercised immediately prior to such action. In the event of liquidation, dissolution, or winding up of the Company, holders of the Warrants are not entitled to participate in the Company's assets.

Transfer Agent and Registrar

          The transfer agent and registrar for the Common Stock and Series IV Warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005, telephone number (212) 936-5100.

                                CONCURRENT SALES

          The Registration Statement, of which this Prospectus forms a part, also relates to the offering and sale from time to time by certain selling securityholders of the Company (the "Selling Securityholders") of up to 1,250,000 Selling Securityholder Warrants. The Selling Securityholder Warrants will be registered under the Securities Act and are expected to become eligible for trading on or about the date of this Prospectus. Sales of the Selling Securityholder Warrants, or even the potential of such sales, will likely have an adverse effect on the market price of the Common Stock. Other than the exercise price of $5.75 per share of Common Stock, subject to certain adjustments, issuable upon exercise of the Selling Securityholder Warrants which is payable upon exercise of the Selling Securityholder Warrants ($7,187,500 if all Selling Securityholder Warrants are exercised) the Company will not receive any proceeds from the sale of the Selling Securityholder Warrants.

                                  LEGAL MATTERS

          The legality of the Securities has been passed upon for the Company by Gould & Wilkie, One Chase Manhattan Plaza, 58th Floor, New York, New York 10005.


                                     EXPERTS

          The Company's Consolidated Financial Statements as of December 31, 1997, and for each of the two years in the period, then ended, incorporated by reference in this Registration Statement have, been incorporated herein in reliance on the report of Moore Stephens, P.C., independent certified public accountants.


               LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

          The Company's Certificate of Incorporation limits the liability of its directors. As permitted by the Delaware General Corporation Law ("DGCL"), directors will not be liable to the Company for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. Such limitation does not affect liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) pursuant to Section 174 of the DGCL (relating to unlawful payment of dividends or unlawful stock purchase or redemption); or (iv) for any transaction from which such director derived an improper personal benefit. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

          Section 145 ("Section 145") of the Delaware General Corporation Law (the "DGCL") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Article VIII of the Company's Certificate of Incorporation and Article VII of the Company's Bylaws provide for the indemnification of directors, officers and other authorized representatives of the Company to the maximum extent permitted by the DGCL. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          The Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the full extent permitted by Delaware law. However, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

          No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company or any of the Underwriters. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.

                                TABLE OF CONTENTS

                                                                            Page
Prospectus Summary.......................................................     4
Risk Factors.............................................................     7
Use of Proceeds..........................................................    11
Plan of Distribution.....................................................    12
Description of Securities................................................    13
Concurrent Sales.........................................................    15
Legal Matters............................................................    16
Experts..................................................................    16
Limitation of Liability and
  Indemnification Matters................................................    16









                                3,900,000 Shares


                                    QUESTRON
                                   TECHNOLOGY
                                      INC.




                                  Common Stock





                         ------------------------------
                                   PROSPECTUS
                         ------------------------------



                                  July   , 1998

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   Subject to Completion, dated July __, 1998

                            QUESTRON TECHNOLOGY, INC.


               1,250,000 Series IV Common Stock Purchase Warrants


          This Prospectus relates to the possible resale from time to time on a continuous basis of up to 1,250,000 Series IV Common Stock Purchase Warrants ("Selling Securityholder Warrants") of Questron Technology, Inc., a Delaware corporation (the "Company"). The Selling Securityholder Warrants are being offered by the securityholders identified in this Prospectus (the "Selling Securityholders"). The Selling Securityholder Warrants were issued to the Selling Securityholders pursuant to an exchange agreement upon cancellation of rights under prior agreements. The distribution of the Selling Securityholder Warrants offered hereby by the Selling Securityholders may be effected in one or more transactions on the Nasdaq SmallCap Market, in privately negotiated transactions or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling
Securityholders may effect such transactions by selling the Selling Securityholder Warrants to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers of the Selling Securityholder Warrants for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commission). See "PLAN OF DISTRIBUTION." The Selling Securityholders and intermediaries through whom such securities may be sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

          As of the date of this Prospectus, there is a registration statement, which had previously been filed under the Securities Act and subsequently declared  effective  by the  Securities  and  Exchange  Commission  covering the offering (the "Concurrent Offering") by the Company of (i) up to 1,150,000 shares of common stock (the "Common Stock"), par value $.001 per share, of the Company (the "Company Shares"), issuable upon exercise of a like number of Series IV Common Stock Purchase Warrants of the Company (the "Series IV
Warrants") at an exercise price of $5.75 per share, subject to certain adjustments; (ii) up to 1,500,000 shares of Common Stock (the "Third Party Shares"), issuable upon exercise of a like number of Series IV Common Stock Warrants which were sold by one of the Selling Securityholders to third parties (the "Third Party Warrants") at an exercise price of $5.75 per share, subject to certain adjustments; and (iii) up to 1,250,000 shares of Common Stock (the "Selling Securityholder Shares"), issuable upon exercise of a like number of Series IV Common Stock Purchase Warrants described in this Prospectus (the "Selling Securityholder Warrants" and, together with the Series IV Warrants and Third Party Warrants, the "Warrants") at an exercise price of $5.75 per share, subject to certain adjustments. The Company will not receive any proceeds from the sale of the Company Shares, the Third Party Shares or the Selling Securityholder Shares other than the exercise price of $5.75 per share, subject to certain adjustments, of Common Stock issued, which exercise price the Company will receive upon the exercise, if any, by warrantholders of the Warrants. Sales of Selling Securityholder Warrants by the Selling Securityholders or even the potential of such sales, would likely have an adverse effect on the market price of the Common Stock.

          The Company will not receive any of the proceeds from the sale of the Selling Securityholder Warrants by the Selling Securityholders. All costs incurred in the registration of the Selling Securityholder Warrants are being borne by the Company. See "SELLING SECURITYHOLDERS." The Selling Securityholder Warrants will be offered for sale from time to time on terms to be determined at the time of sale by the Selling Securityholders. The Selling Securityholder Warrants are included for quotation on The Nasdaq SmallCap Market ("Nasdaq") under the symbol QUSTW. See "USE OF PROCEEDS" and "PLAN OF DISTRIBUTION."

          AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS," WHICH BEGINS ON PAGE 3 FOR IMPORTANT INFORMATION WHICH SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND THE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE COMPANY MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND THE COMPANY IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

          The Selling Securityholders, directly or through agents designated from time to time, or through dealers or underwriters also to be designated, may sell the Selling Securityholder Warrants from time to time on terms to be determined at the time of sale. To the extent required, the specific Selling Securityholder Warrants to be sold, the purchase price, the public offering price, the name of any such agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offer will be set forth in a Prospectus Supplement. The aggregate proceeds to the Selling Securityholders from the Selling Securityholder Warrants will be the purchase price of such Selling Securityholder Securities sold less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of issuance and distribution not borne by the Company. Any such Prospectus Supplement will also set forth any additional information regarding indemnification by the Company of the Selling Securityholders or any underwriter, dealer or agent against certain liabilities, including liabilities under the Securities Act. The Selling Securityholders and any broker-dealers, agents or underwriters that participate with the Selling Securityholders in the distribution of any of the Selling Securityholder Warrants may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Selling Securityholder Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "PLAN OF DISTRIBUTION".



                    The date of this Prospectus is July   , 1998.



                                  The Offering

Securities Offered........................................ 1,250,000 Selling Securityholder Warrants
                                                           exercisable at an exercise price of $5.75 per share
                                                           of the Company's Common Stock, subject to
                                                           certain adjustments.

Use of Net Proceeds....................................... The Company will not receive any of the proceeds from the sale of the Selling Securityholder
                                                           Warrants by the Selling Securityholders.  Any
                                                           proceeds received by the Company from the
                                                           exercise of the Selling Securityholder Warrants
                                                           will be used for working capital purposes.  See
                                                           "USE OF PROCEEDS."

Nasdaq Symbol--Common Stock............................... QUST

Nasdaq Symbol--Warrants................................... QUSTW




                                       ALT-6

                              PLAN OF DISTRIBUTION

          The Company has been advised that the Selling Securityholders or pledgees, donees, transferees of or other successors in interest to the Selling Securityholder Warrants may sell the Selling Securityholder Warrants from time to time in transactions on the Nasdaq SmallCap Market, in privately negotiated transactions or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling
Securityholders may effect such transactions by selling the Selling Securityholder Warrants to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers of the Selling Securityholder Warrants for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commission).

          The Company has advised the Selling Securityholders that the anti-manipulative rules under Regulation M under the Securities Exchange Act of 1934, as amended (the "Exchange Act") may apply to their sales in the market and has informed them of the need for delivery of copies of this Prospectus. The Company is not aware as of the date of this Prospectus of any agreements between any of the Selling Securityholders and any broker-dealers with respect to the sale of the Selling Securityholder Warrants offered by this Prospectus. The Selling Securityholders and any broker-dealer or other agent executing sell orders on behalf of the Selling Securityholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which case the commissions received by any such broker-dealer or agent and profit on any resale of the Selling Securityholder Warrants may be deemed to be underwriting commissions under the Securities Act. The commissions received by a broker-dealer or agent may be in excess of customary compensation. Upon the Company being notified by the Selling Securityholders that any material arrangement has been entered into with a broker-dealer, agent or underwriter for the sale of Selling Securityholder Warrants through a block trade, special offering, exchange distribution or secondary distribution or purchases by a broker or a dealer, a supplemental prospectus will be filed, if required, disclosing the terms of the offering of the Selling Securityholder Warrants, including the name of names of any underwriters, dealers or agents, the public offering price, any underwriting discounts and other items constituting underwriters compensation, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on the securities may be listed. The Company will receive no part of the proceeds from the sale of any Selling Securityholder Warrants offered hereunder.

          Any or all of the sales or other transactions involving the Selling Securityholder Warrants described above, whether effected by the Selling Securityholders, any broker-dealer or others, may be made pursuant to this Prospectus. In addition, any Selling Securityholder Warrants that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.

          In order to comply with the securities laws of certain states, if applicable, the Selling Securityholder Warrants may be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Selling Securityholder Warrants may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

                                     ALT 12

          All costs and expenses associated with registering the Selling Securityholder Warrants being offered hereunder with the Securities and Exchange Commission will be paid by the Company. Such costs and expenses are estimated to be approximately $37,000.

          The   Selling   Securityholders   have   agreed   that   the   Selling
Securityholder Warrants held by the Selling Securityholders and offered hereunder may be sold commencing 18 months from March 4, 1997 (the date of the Company's final prospectus to which this post-effective amendment relates) subject to earlier release at the sole discretion of the Underwriter.

          The Company and the Selling Securityholders may agree to indemnify certain persons including broker-dealers or others, against certain liabilities in connection with any offering of the Selling Securityholder Warrants, including liabilities under the Securities Act.

          The Selling Securityholders may elect to sell all, a portion or none of the Selling Securityholder Warrants offered by them hereunder.

                                    ALT 12.1

                            SELLING SECURITY HOLDERS

         This Prospectus relates to the sale of an aggregate of 1,250,000 Selling Securityholder Warrants.

         The following table sets forth certain information with respect to the Selling Securityholders. The Selling Securityholder Warrants to which this Prospectus relates may be sold from time to time in whole or in part by the Selling Securityholders as described herein.


                                                                                            Selling
                                                                                           Security-
                                                            Percentage       Selling         holder        Selling
                              Shares of      Shares of       of Total       Security-       Warrants      Security-
                               Common          Common         Common         holder       that may be       holder
                                Stock          Stock          Stock         Warrants        offered        Warrants
                                owned       owned after    Outstanding     owned prior    pursuant to    owned after
                              prior to          the         after the        to the           this           the
Selling Securityholders      Offering(1)      Offering       Offering       Offering       Prospectus      Offering
-----------------------      -----------      --------       --------       --------       ----------      --------

Gulfstream Financial Group,    274,958        274,958         7.24%        1,000,000      1,000,000      1,000,000
Inc.(2)
6400 Congress Avenue
Suite 200A
Boca Raton, FL  33487

Phillip D. Schwiebert (3)      113,339        113,339         2.98%          250,000        250,000        250,000
c/o Questron Distribution
Logistics, Inc.
1180 Murphy Avenue
San Jose, CA  95131

---------------

(1) For the purpose of this calculation, the number of shares of Common Stock outstanding includes shares of Common Stock issued on the Conversion Date upon conversion of the Series B Preferred Stock previously held by each Selling Securityholder. Assumes no exercise of the Selling Securityholder Warrants offered under this Prospectus.

(2) Dominic A. Polimeni, the Chairman, Chief Executive Officer and President of the Company, is an officer, director and 50% stockholder of Gulfstream Financial Group, Inc. ("Gulfstream"). In addition, Robert
         V. Gubitosi, a director of the Company since 1996, is a Managing Director of Gulfstream and Joan Gubitosi, Mr. Gubitosi's wife, is a 50% stockholder of Gulfstream. All costs incurred by the Company in connection with the registration of the Selling Securityholder Warrants are being borne by the Company.

(3)      Phillip Schwiebert is an employee and officer of the Company.

                                CONCURRENT SALES

          As of the date of this Prospectus, there is a registration statement, which had previously been filed under the Securities Act and subsequently declared effective by the Commission, covering the Concurrent Offering of (i) up to 1,150,000 Company Shares; (ii) up to 1,250,000 Selling Securityholder Shares; and (iii) up to 1,500,000 Third Party Shares.

          Sales by the Company of the Company Shares, the Selling Securityholder Shares and the Third Party Shares and sales by the Selling Securityholders of the Selling Securityholder Warrants, or even the potential, in each case, of such sales, would likely have an adverse effect on the market price of the Common Stock. As a result of the Concurrent Offering, the freely tradeable Common Stock will be increased by up to 3,900,000 shares of Common Stock upon exercise of the Company Warrants and the Selling Securityholder Warrants, if any.


                                     ALT-15

          No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must be relied upon as having been authorized by the Company or any of the Underwriters. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of the securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Company since the date hereof.


                      ------------------------------------


                                TABLE OF CONTENTS

                                                               Page
Prospectus Summary............................................    4
Risk Factors..................................................    7
Use of Proceeds...............................................   11
Plan of Distribution..........................................   12
Description of Securities.....................................   13
Selling Securityholders.......................................   15
Concurrent Sales..............................................   15
Legal Matters.................................................   16
Experts.......................................................   16
Limitation of Liability and
  Indemnification Matters.....................................   16

                      ------------------------------------





                               1,250,000 Series IV
                                  Common Stock
                                Purchase Warrants









                                    QUESTRON
                                   TECHNOLOGY,
                                      INC.





                         -------------------------------


                                   PROSPECTUS


                         -------------------------------




                                   July  , 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

          The estimated expenses of the registration of the securities concerned herein which are payable by the Company are as follows:



Printing expenses.................................           $     5,000
Legal fees and expenses...........................                25,000
Accounting fees and expenses......................                 2,000
Miscellaneous expenses............................                 5,000
                                                                  ------

              Total...............................               $37,000
                                                                 =======

          All expenses (other than commissions and any transfer taxes on the securities being offered) will be paid by the Company.

Item 15.  Indemnification of Directors and Officers

          Section 145 ("Section 145") of the Delaware General Corporation Law (the "DGCL") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Article VIII of the Company's Certificate of Incorporation and Article VII of the Company's Bylaws provide for the indemnification of directors, officers and other authorized representatives of the Company to the maximum extent permitted by the DGCL. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          Section 102(b)(7) of the DGCL provides as follows:

          "(b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

          (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of this Title, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body or a corporation that is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with
Section 141(a) of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title."

              The Company also maintains directors and officers liability insurance for the benefit of its officers and directors.

Item 16.     Exhibits

Exhibit No.       Description

4.1*     Specimen Common Stock Certificate
4.2*     Form of Series IV Common Stock Purchase Warrant Agreement
4.3* Stock Purchase Warrant Certificate for Purchase of Common Stock of Questron Technology, Inc.
5.1*     Opinion of Gould & Wilkie
23.1     Consent of Moore Stephens, P.C.
23.2     Consent of Gould & Wilkie (see Exhibit 5.1).

-------------------
*Previously filed.


Item 17.      Undertakings

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i)    To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in this Registration Statement;

              provided,  however,  that the undertakings set forth in paragraphs
              (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                    (iii) To include any material with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Boca Raton, Florida on July 21, 1998.

                                                 QUESTRON TECHNOLOGY, INC.


                                                 By:  /s/ Dominic A. Polimeni
                                                      -----------------------
                                                     Dominic A. Polimeni
                                                     Chairman, President and
                                                     Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                                     Title                                     Date
/s/ Dominic A. Polimeni                       Chairman, President,                        July 21, 1998
-------------------------
Dominic A. Polimeni                           Chief Executive Officer and
                                              Director (Principal Executive
                                              Officer)

/s/ Milton M. Adler                           Treasurer, Secretary,                       July 21, 1998
-------------------------
Milton M. Adler                               Controller and Director
                                              (Principal Financial Officer and
                                              Principal Accounting Officer)

/s/ Robert V. Gubitosi                        Director                                    July 21, 1998
-------------------------
Robert V. Gubitosi

/s/ Frederick W. London                       Director                                    July 21, 1998
-------------------------
Frederick W. London

/s/ William J. McSherry, Jr.                  Director                                    July 21, 1998
-------------------------
William J. McSherry, Jr.




716355.5

                                  EXHIBIT INDEX


Exhibit No.         Description

4.1*      Specimen Common Stock Certificate
4.2*      Form of Series IV Common Stock Purchase Warrant Agreement
4.3* Stock Purchase Warrant Certificate for Purchase of Common Stock of Questron Technology, Inc.
5.1*      Opinion of Gould & Wilkie
23.1      Consent of Moore Stephens, P.C.
23.2      Consent of Gould & Wilkie (see Exhibit 5.1)

-------------------
*Previously filed.

                                                                    Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Registration Statement (No. 333-18243) on Form S-3 of our report dated February 24, 1998, on our audit of the consolidated financial statements of Questron Technology, Inc. (the "Company") and its subsidiaries, as of December 31, 1997, and for each of the two years in the period then ended, included in the Company's Annual Report on Form 10-KSB. We also consent to the reference to our firm under the caption "Experts."




                                                    MOORE STEPHENS, P.C.
                                                    Certified Public Accountants

New York, New York
July 21, 1998